                                                             Beneficial Holders

This supplement to the joint proxy statement-prospectus dated June 27, 2001, will be sent to beneficial holders of Wachovia Corporation common stock as of September 1, 2001.

                                                Filed Pursuant to Rule 424(B)(3)
                                            Registration Statement No. 333-59616

                                  SUPPLEMENT
            (To the proxy statement/prospectus dated June 27, 2001)

                          [LOGO] FIRST UNION/WACHOVIA

Dear New Wachovia Shareholder:

  As a result of your strong support, the new Wachovia has become a reality. Together, we have a tremendous opportunity to leverage our strengths and continue building sustained value for you.

  Now that the merger has been completed, we ask your assistance with the following:

  . Because you own your shares through a bank or brokerage firm you do not have to take any action in order to exchange your shares. Your bank or brokerage firm as the registered owner of the shares will take the necessary steps to ensure that you receive 2 shares of new Wachovia common stock for each of your former Wachovia shares.

  . However, for each of your former Wachovia shares, you will need to choose between receiving:

    -  a one-time cash payment of 48c; or

    -  2 "dividend equalization preferred shares" or "DEPs" of the new
       Wachovia.

The bank or brokerage firm that holds your shares will provide you with instructions about how to tell them about your choice, and they will in turn provide us with notice. However, if you do not make a choice or we do not receive notice of your choice by November 30, 2001, you will be deemed to have chosen the 48c cash payment.

  The rest of this supplement is intended to answer some of the questions we have received regarding the choice between the cash payment and the DEPs and other general questions. It supplements and incorporates by reference the information previously supplied to you in the proxy statement/prospectus.

  We deeply appreciate and thank you again for your endorsement and support,

            /s/ L.M. Baker, Jr.                         /s/ G. Kennedy Thompson
              L.M. Baker, Jr.                             G. Kennedy Thompson
                 Chairman                        President and Chief Executive Officer

               The date of this Supplement is September 14, 2001

                          FREQUENTLY ASKED QUESTIONS

How did you arrive at the 48c cash payment?

  The 48c cash payment was our estimate of the present value of the difference between the 60c former Wachovia dividend and what we expected the regular quarterly dividend would be on two new Wachovia common shares until that dividend reaches 30c per share (or 60c for two shares).

  Before the merger, former Wachovia paid a quarterly dividend of 60c per common share. In the merger, you will receive two shares of new Wachovia common stock for each of your former Wachovia common shares. Based on the prior dividend of First Union, the new Wachovia common stock is initially expected to pay a quarterly dividend of 24c, or 48c for two shares.

  The 48c estimate for the cash payment was based on assumptions regarding the level of earnings of the new Wachovia and a ratio of dividends to cash earnings (generally 33%), as well as assumptions relating to the present value analysis. Consequently, if any of these assumptions proves incorrect, the 48c may prove to provide lesser or greater present value than our estimate.

What are the DEPs?

  "DEPs" stands for "Dividend Equalization Preferred shares", which are new securities issued by the new Wachovia. This security is intended to insure that a holder receives at least 30c in dividends per quarter in respect of each common share of the new Wachovia. This translates into 60c for each former Wachovia share exchanged in the merger because, if you choose to receive DEPs, you will receive two DEPs for each former Wachovia share.

How do the DEPs work?

  If you choose to receive DEPs, you will be entitled to receive an additional dividend each quarter for a period of time into the future until the dividend rights of the DEPs expire according to their terms. The additional dividend will make up any difference between the common stock dividend per share declared by the new Wachovia and 30c.

  For example, if the common stock dividend is 24c (the equivalent of the prior First Union dividend), the dividend on each of the DEPs will be 6c, bringing the total to 30c per quarter. Because each former Wachovia common share was converted into two of the new Wachovia's common shares and also into two DEPs if you choose them, this is intended to preserve the 60c per share quarterly dividend that shareholders in former Wachovia received.

  Once the new Wachovia's total dividends for four consecutive quarters equal at least $1.20 for one share of common stock, the DEPs will no longer pay dividends.

What is each DEP worth?

  It is not possible to say how much a DEP is ultimately worth. However, it is possible that the better the new Wachovia performs going forward, the less a DEP will be worth.

  The DEPs were designed to provide the same present value as the 48c cash payment. Because, however, this present value calculation is based on various assumptions regarding future dividend rates of the new Wachovia, the actual present value of the DEPs cannot be determined at this time.

  In general, if the new Wachovia's earnings are higher than assumed or if the dividend payout ratio of 33% of cash earnings is higher than assumed, the DEPs will have a lower present value. Conversely, if the new Wachovia's earnings are lower than assumed or if the dividend payout ratio is less than assumed, the DEPs will have a higher present value.

Can I sell DEPs if I choose to receive them? What will be the price if I choose to sell DEPs I receive?

  Yes. You should be able to sell any DEPs that you choose to receive. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse First Boston Corporation have agreed to act as market makers in the DEPs. However, Merrill Lynch and CSFB have no obligation to do so and may discontinue these market making activities in the future. In order to sell your DEPs to the market makers, please contact your broker.

  You should be aware, however, that the sale price is not likely to be as high as 48c for 2 DEPs, and may be substantially lower, because we do not currently expect a liquid and active market to develop for the DEPs. As a result, if you choose to receive DEPs and later want to sell them, the sale price is likely to be affected by a liquidity discount that could be large.

  The liquidity discount, and therefore the sale price available to you, will depend on a number of factors that cannot be known in advance. An important factor will be how many former Wachovia shareholders actually elect to receive DEPs rather than the 48c cash payment, because that will help determine the maximum size of any potential trading market that may develop. We believe, although we have no way of knowing with any degree of certainty, that the holders of a relatively small number of shares will elect to receive DEPs, and that those shareholders who elect to receive DEPs are unlikely to trade sufficient volumes of DEPs to maintain an active, liquid market.

  There are, of course, other important factors that could affect the sales price for DEPs. These include our financial condition and results, our dividend payments, perceptions about us, our dividends and our industry, and changes in economic and market conditions generally and in the banking and financial services industry in particular. In addition, because the underlying economic value of the DEPs is based upon an assumed cash flow of supplemental dividend payments, the sale price of the DEPs is likely to decline as those dividend payments are made and if and as the quarterly level of dividend payments on new Wachovia common stock increases.

  The DEPs will not be listed on a securities exchange.

Can I sell any DEPs I receive through the new Wachovia?

  First Union Securities, Inc. and Wachovia Securities, Inc. are brokerage subsidiaries of new Wachovia. If you have a brokerage account with either of these firms, they can sell your DEPs for you. Please contact your First Union Securities or Wachovia Securities broker to arrange for the sale of any DEPs.

  If you do not have a First Union Securities or Wachovia Securities brokerage account, you may open an account free of charge. Please contact your nearest First Union Securities or Wachovia Securities office or call 1-800-326-4434 to open a brokerage account.

Will I receive fractional shares of new Wachovia common stock or DEPs?

  No. We will not issue fractional shares of new Wachovia common stock or DEPs. Instead of receiving a fractional share of new Wachovia common stock, you will be paid cash in an amount equal to $34.42 multiplied by the fractional share. Instead of receiving a fractional DEP, you will be paid cash in an amount equal to 24c multiplied by the fractional DEP.

What are my tax consequences when my shares are exchanged and I receive either the 48c cash payment or the DEPs?

  We recommend you review the section titled "Material Federal Income Tax Consequences" beginning on page 94 in the proxy statement/prospectus for a brief description of these tax consequences. We also encourage you to consult your own tax advisor about your particular tax considerations.

  Generally, you will not recognize any capital gain or loss for U.S. federal income tax purposes on your receipt of new Wachovia common stock or DEPs in the merger, but you generally will (1) recognize capital gain, but not loss, with respect to the 48c cash payment (if you choose to receive it), (2) recognize capital gain or loss with respect to the cash you may receive in lieu of fractional shares of new Wachovia common stock and (3) recognize ordinary income with respect to the cash you may receive in lieu of fractional DEPs (if you choose to receive them).

What if I don't choose between the DEPs and the 48c?

  If you do not notify the bank or brokerage firm that holds your shares or that firm does not notify us of your choice, you will be deemed to have elected the cash payment.

Can I split my election between the DEPs and the 48c?

  Yes. Tell the bank or brokerage firm that holds your shares the number of shares for which you would like to receive DEPs and the number of shares for which you would like to receive the cash payment. However, the election with regard to each single share cannot be split between DEPs and cash.

Can I change or revoke my choice between the DEPs and the 48c?

  No. Once the registered owner of the shares notifies the exchange agent of your choice, that election may not be changed.

What happens if I do not make an election by November 30, 2001?

  Missing the election deadline will be treated the same as failing to make an election. You will be deemed to have elected the cash payment.

  It is important that you notify your broker as soon as possible regarding your choice.

When can I expect to receive my new Wachovia common stock certificates, DEPs stock certificates or cash?

  Your bank or broker should complete the exchange of your former shares for your new Wachovia common stock within 15 business days after the close of the merger. Once you have notified your bank or broker of your election, you should generally receive credit for the DEPs stock certificates or cash payment and/or cash for fractional shares within 15 business days.

What if I own shares with a bank or brokerage firm as well as hold certificates of the former Wachovia common stock?

  If you are also a registered holder of certificates of the former Wachovia, or of another firm previously acquired by the former Wachovia, you will receive an additional package from us with instructions about how to complete a letter of transmittal in order to exchange those shares for new Wachovia common stock as well as how to make your election for either the cash payment or the DEPs for those shares. It is very important that you take the steps to complete these documents. If you have additional questions after reviewing those documents, please contact one of the numbers listed in those documents.

What is the ticker symbol for the new Wachovia?

  The ticker symbol for the new Wachovia is WB, and new Wachovia common stock is listed on the New York Stock Exchange. Information about the stock (performance versus a year ago, 52-week highs and lows, etc.) prior to September 1, 2001, will be First Union's historical information and will be picked up automatically by the Wall Street Journal and other providers of financial data.

Who do I call if I have additional questions?

  If after reading this Supplement and the additional materials enclosed you have additional questions or require assistance please call our toll-free Shareholder Hotline at 1-800-390-9338.

  Banks or brokers with questions should contact our Information Agent, Georgeson Shareholder, by calling collect 1-212-440-9800. You may also access additional information for shareholders through our interim Investor Relations website at http://wachovia.firstunion.com.

                            DESCRIPTION OF THE DEPS

  The following summary is a more complete description of the material terms of the DEPs but does not purport to be complete, and it is qualified in its entirety by reference to the applicable provisions of North Carolina law and the articles of incorporation and by-laws of the new Wachovia.

  The new Wachovia is authorized to issue up to 500,000,000 DEPs, no par value. The board of directors of the new Wachovia is authorized to issue the DEPs solely as consideration to holders of former Wachovia common stock.

  Election. In connection with the merger, former Wachovia shareholders have the right to choose either (1) a one-time cash payment of 48c per Wachovia common share or (2) two DEPs per Wachovia common share. If you are a former Wachovia shareholder and do not indicate a choice, you will receive the 48c per Wachovia common share cash payment.

  Ranking Upon Dividend Declaration and Upon Liquidation or Dissolution. With regard to the receipt of dividends, the DEPs will rank junior to any class or series of preferred stock established by the new Wachovia's board of directors and will rank equally with the common stock of the new Wachovia. With regard to distributions upon liquidation or dissolution of the new Wachovia, the DEPs will rank junior to any class or series of preferred stock established by the new Wachovia's board of directors and will rank senior to the common stock for the 1c liquidation preference described below.

  Cancellation. DEPs that are redeemed, purchased or otherwise acquired by the new Wachovia or any of its subsidiaries will be cancelled and may not be reissued.

  Dividends. Subject to the rights of holders of any preferred stock outstanding, holders of DEPs will be entitled to receive dividends or distributions on DEPs that the board of directors of the new Wachovia declares out of funds legally available for these payments, on the date in each fiscal quarter that regular quarterly dividends are payable on the common stock, and if no common stock dividend is paid in a quarter, the dividend on the DEPs for that quarter will be paid on the last day of the third month of that quarter. The payment of distributions by the new Wachovia will be subject to the restrictions of North Carolina law applicable to the declaration of distributions by a corporation. Under North Carolina law, a corporation may not make a distribution if as a result of the distribution the company would not be able to pay its debts, or its assets would not exceed its liabilities plus the amount needed to satisfy any preferential rights preferred shareholders would have if the company were to be dissolved at the time of the distribution.

  If the amount payable in cash as a dividend per share of the new Wachovia's common stock in a particular fiscal quarter is less than 30c, then the holder of one DEP will be entitled to receive the difference between the amount payable per common share and 30c. No amount of dividend will be paid on any DEPs in any particular quarter if the regular dividend declared on a share of the new Wachovia's common stock is greater than or equal to 30c. The DEPs will be entitled to cumulative dividends, so that the failure of the board to declare a dividend in any quarter will result in that dividend's accrual. However, a failure to pay dividends on the DEPs will not prevent the new Wachovia from paying future dividends on the common stock. No interest will be payable in respect of accrued but unpaid dividends.

  Expiration of Dividend Rights. The dividend rights of the DEPs will expire immediately after the date upon which a regular quarterly dividend on the new Wachovia's common stock was paid if the amount paid per share for that quarter plus the total amount of regular quarterly dividends paid per share on the new Wachovia's common stock for the three quarters immediately preceding that date is equal to or greater than $1.20, and all accrued dividends have been paid in full. After that date, holders of DEPs will not be entitled to any dividends on those shares, regardless of whether any DEPs remain outstanding.

  Assets Upon Dissolution. In the event of liquidation, holders of DEPs will be entitled to receive, before any distribution is made to the holders of common stock or any other junior stock, but after any distribution to any class or series of preferred stock established by the new Wachovia's board of directors after completion of the merger, an amount equal to 1c per DEP, together with any accrued and unpaid dividends. The holders of DEPs will have no other right or claim to any of the remaining assets of the new Wachovia.

  Redemption, Conversion and Exchange. The DEPs will not be convertible or exchangeable. The DEPs may be redeemed, at the new Wachovia's option and with 30 to 60 days prior notice, after December 31, 2021, for an amount equal to 1c per DEP, together with any accrued and unpaid dividends.

  Voting Rights. Holders of DEPs will not have voting rights, except those required by applicable law or the rules of a securities exchange or quotation system on which the DEPs may be listed or quoted.

                      WHERE YOU CAN FIND MORE INFORMATION

  The SEC allows us to "incorporate by reference" information into this supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this supplement, except for information that is superseded by information that is included directly in this supplement.

  This supplement incorporates by reference the joint proxy statement/prospectus, dated June 27, 2001, of First Union and former Wachovia. In addition, it incorporates by reference the registration statement on Form S-4 filed by First Union with the SEC under the Securities Act that registers the shares of common stock and DEPs issued in the merger. The date of the registration statement is June 27, 2001.

  This supplement also incorporates by reference the documents listed below that First Union and former Wachovia previously filed with the SEC. These documents contain important information about the companies and their financial condition.

Former Wachovia Filings   Period or Date Filed    First Union Filings    Period or Date Filed
-----------------------   --------------------    -------------------    --------------------
Annual Report on Form    Year ended December    Annual Report on Form   Year ended December
 10-K.................   31, 2000                10-K.................  31, 2000

Quarterly Report on      Quarter ended March    Quarterly Report on     Quarter ended March
 Form 10-Q............   31, 2001 (as amended    Form 10-Q............  31, 2001 (as amended
                         on June 26, 2001) and                          on June 26, 2001) and
                         Quarter ended June                             Quarter ended June
                         30, 2001                                       30, 2001

Current Reports on       January 17, 2001,      Current Reports on      January 18, 2001,
 Form 8-K.............   February 6, 2001,       Form 8-K.............  April 16, 2001 (as
                         March 29, 2001, March                          amended on June 25,
                         30, 2001 (two reports                          2001), May 3, 2001,
                         filed on this date),                           May 15, 2001 (as
                         April 9, 2001, April                           amended on June 25,
                         17, 2001, April 19,                            2001), July 12, 2001,
                         2001, May 1, 2001,                             July 20, 2001, July
                         July 11, 2001, July                            23, 2001, August 30,
                         23, 2001, July 31,                             2001 and September 6,
                         2001 and August 30,                            2001
                         2001

                                                The description of
                                                First Union common
                                                stock set forth in the
                                                registration statement
                                                on Form 8-Al2B filed
                                                pursuant to Section 12
                                                of the Securities
                                                Exchange Act of 1934,
                                                as amended, including
                                                any amendment or
                                                report filed with the
                                                SEC for the purpose of
                                                updating this
                                                description.

                                                The description of the
                                                rights agreement,
                                                contained in a
                                                registration statement
                                                on Form 8-A filed
                                                pursuant to Section 12
                                                of the Exchange Act,
                                                including any
                                                amendment or report
                                                filed with the SEC for
                                                the purpose of
                                                updating this
                                                description.

                                                The description of the
                                                DEPs set forth on Form
                                                8-A12G, filed pursuant
                                                to Section 12 of the
                                                Exchange Act on August
                                                24, 2001, including an
                                                amendment or report
                                                filed with the SEC for
                                                the purpose of
                                                updating this
                                                description.

  This supplement also incorporates by reference additional documents that we may file with the SEC from the date of this supplement to November 30, 2001. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

  You can obtain any of the documents incorporated by reference in this document from the SEC. Documents filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the SEC: Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of this material also can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and from a web site maintained by the SEC on the world wide web that contains reports, proxy and information statements and other information with respect to registrants, such as First Union and Wachovia. The SEC's address on the world wide web is "http://www.sec.gov".

  In addition, you can inspect documents, reports, proxy statements and other information incorporated by reference in this document at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

  You can also obtain any of the documents incorporated by reference in this document from us, without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document, by requesting them in writing or by telephone at the following address:

                              Investor Relations
                            One First Union Center
                        Charlotte, North Carolina 28288
                           Telephone: (704) 374-6782

                                                             Registered Holders

This supplement to the joint proxy statement-prospectus dated June 27, 2001, will be sent to record holders of Wachovia Corporation common stock as of September 1, 2001.

                                                Filed Pursuant to Rule 424(B)(3)
                                            Registration Statement No. 333-59616

                                  SUPPLEMENT
            (To the proxy statement/prospectus dated June 27, 2001)

                          [LOGO] FIRST UNION/WACHOVIA

Dear New Wachovia Shareholder:

  As a result of your strong support, the new Wachovia has become a reality. Together, we have a tremendous opportunity to leverage our strengths and continue building sustained value for you.

  Now that the merger has been completed, we ask your assistance with the following:

  . First, complete the enclosed transmittal letter and send us your former Wachovia share certificates. Once you have done so, we will exchange them for new Wachovia share certificates. You will receive 2 shares of new Wachovia common stock for each of your former Wachovia shares.

  . Second, for each of your former Wachovia shares, choose in the space provided in the transmittal letter between receiving:

    -  a one-time cash payment of 48c; or

    -  2 "dividend equalization preferred shares" or "DEPs" of the new
       Wachovia.

If you do not indicate your choice in the transmittal letter or if we do not receive your completed transmittal letter by November 30, 2001, you will be deemed to have chosen the 48c cash payment.

  The rest of this supplement is intended to answer some of the questions we have received regarding completing the transmittal letter and the choice between the cash payment and the DEPs. It supplements and incorporates by reference the information previously supplied to you in the proxy statement/prospectus.

  We deeply appreciate and thank you again for your endorsement and support,

            /s/ L.M. Baker, Jr.                         /s/ G. Kennedy Thompson
              L.M. Baker, Jr.                             G. Kennedy Thompson
                 Chairman                        President and Chief Executive Officer

              The date of this Supplement is September 14, 2001.

                          FREQUENTLY ASKED QUESTIONS

How did you arrive at the 48c cash payment?

  The 48c cash payment was our estimate of the present value of the difference between the 60c former Wachovia dividend and what we expected the regular quarterly dividend would be on two new Wachovia common shares until that dividend reaches 30c per share (or 60c for two shares).

  Before the merger, former Wachovia paid a quarterly dividend of 60c per common share. In the merger, you will receive two shares of new Wachovia common stock for each of your former Wachovia common shares. Based on the prior dividend of First Union, the new Wachovia common stock is initially expected to pay a quarterly dividend of 24c, or 48c for two shares.

  The 48c estimate for the cash payment was based on assumptions regarding the level of earnings of the new Wachovia and a ratio of dividends to cash earnings (generally 33%), as well as assumptions relating to the present value analysis. Consequently, if any of these assumptions proves incorrect, the 48c may prove to provide lesser or greater present value than our estimate.

What are the DEPs?

  "DEPs" stands for "Dividend Equalization Preferred shares", which are new securities issued by the new Wachovia. This security is intended to insure that a holder receives at least 30c in dividends per quarter in respect of each common share of the new Wachovia. This translates into 60c for each former Wachovia share exchanged in the merger because, if you choose to receive DEPs, you will receive two DEPs for each former Wachovia share.

How do the DEPs work?

  If you choose to receive DEPs, you will be entitled to receive an additional dividend each quarter for a period of time into the future until the dividend rights of the DEPs expire according to their terms. The additional dividend will make up any difference between the common stock dividend per share declared by the new Wachovia and 30c.

  For example, if the common stock dividend is 24c (the equivalent of the prior First Union dividend), the dividend will be 6c on each of the DEPs, bringing the total to 30c per quarter. Because each former Wachovia common share was converted into two of the new Wachovia's common shares and also into two DEPs if you choose them, this is intended to preserve the 60c per share quarterly dividend that shareholders in former Wachovia received.

  Once the new Wachovia's total dividends for four consecutive quarters equal at least $1.20 for one share of common stock, the DEPs will no longer pay dividends.

What is each DEP worth?

  It is not possible to say how much a DEP is ultimately worth. However, it is possible that the better the new Wachovia performs going forward, the less a DEP will be worth.

  The DEPs were designed to provide the same present value as the 48c cash payment. Because, however, this present value calculation is based on various assumptions regarding future dividend rates of the new Wachovia, the actual present value of the DEPs cannot be determined at this time.

  In general, if the new Wachovia's earnings are higher than assumed or if the dividend payout ratio of 33% of cash earnings is higher than assumed, the DEPs will have a lower present value. Conversely, if the new Wachovia's earnings are lower than assumed or if the dividend payout ratio is less than assumed, the DEPs will have a higher present value.

Can I sell DEPs if I choose to receive them? What will be the price if I choose to sell DEPs I receive?

  Yes. You should be able to sell any DEPs that you choose to receive. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse First Boston Corporation have agreed to act as market makers in the DEPs. However, Merrill Lynch and CSFB have no obligation to do so and may discontinue these market making activities in the future. In order to sell your DEPs to the market makers, please contact your broker.

  You should be aware, however, that the sale price is not likely to be as high as 48c for 2 DEPs, and may be substantially lower, because we do not currently expect a liquid and active market to develop for the DEPs. As a result, if you choose to receive DEPs and later want to sell them, the sale price is likely to be affected by a liquidity discount that could be large.

  The liquidity discount, and therefore the sale price available to you, will depend on a number of factors that cannot be known in advance. An important factor will be how many former Wachovia shareholders actually elect to receive DEPs rather than the 48c cash payment because that will help determine the maximum size of any potential trading market that may develop. We believe, although we have no way of knowing with any degree of certainty, that the holders of a relatively small number of shares will elect to receive DEPs, and that those shareholders who elect to receive DEPs are unlikely to trade sufficient volumes of DEPs to maintain an active, liquid market.

  There are, of course, other important factors that could affect the sales price for DEPs. These include our financial condition and results, our dividend payments, perceptions about us, our dividends and our industry, and changes in economic and market conditions generally and in the banking and financial services industry in particular. In addition, because the underlying economic value of the DEPs is based upon an assumed cash flow of supplemental dividend payments, the sale price of the DEPs is likely to decline as those dividend payments are made and if and as the quarterly level of dividend payments on new Wachovia common stock increases.

  The DEPs will not be listed on a securities exchange.

Can I sell any DEPs I receive through the new Wachovia?

  First Union Securities, Inc. and Wachovia Securities, Inc. are brokerage subsidiaries of new Wachovia. If you have a brokerage account with either of these firms, they can sell your DEPs for you. Please contact your First Union Securities or Wachovia Securities broker to arrange for the sale of any DEPs.

  If you do not have a First Union Securities or Wachovia Securities brokerage account, you may open an account free of charge. Please contact your nearest First Union Securities or Wachovia Securities office or call 1-800-326-4434 to open a brokerage account.

Will I receive fractional shares of new Wachovia common stock or DEPs?

  No. We will not issue fractional shares of new Wachovia common stock or DEPs. Instead of receiving a fractional share of new Wachovia common stock, you will be paid cash in an amount equal to $34.42 multiplied by the fractional share. Instead of receiving a fractional DEP, you will be paid cash in an amount equal to 24c multiplied by the fractional DEP.

What are my tax consequences when my shares are exchanged and I receive either the 48c cash payment or the DEPs?

  We recommend you review the section titled "Material Federal Income Tax Consequences" beginning on page 94 in the proxy statement/prospectus for a brief description of these tax consequences. We also encourage you to consult your own tax advisor about your particular tax considerations.

  Generally, you will not recognize any capital gain or loss for U.S. federal income tax purposes on your receipt of new Wachovia common stock or DEPs in the merger, but you generally will (1) recognize capital gain, but not loss, with respect to the 48c cash payment (if you choose to receive it), (2) recognize capital gain or loss with respect to the cash you may receive in lieu of fractional shares of new Wachovia common stock and (3) recognize ordinary income with respect to the cash you may receive in lieu of fractional DEPs (if you choose to receive them).

What is the purpose of the transmittal letter?

  The transmittal letter does two things. First, it provides you with instructions on how to surrender your former Wachovia stock certificates in order to receive your new Wachovia stock certificates, the cash payment, the DEPs or cash for any fractional shares, and/or any dividends paid on new Wachovia common stock or DEPs, as applicable. Second, it allows you to make your election as to whether to receive the cash payment or the DEPs for any or all shares of the former Wachovia common stock that you own.

What do I do with the transmittal letter?

  Complete, sign and date the transmittal letter and mail it to our exchange agent in the enclosed preaddressed envelope along with all of your stock certificate(s) representing shares of former Wachovia common stock so that it will be delivered no later than November 30, 2001. By signing the transmittal letter and forwarding ALL of the former Wachovia shares which you hold in your name, you will be entitled to receive two shares of the new Wachovia common stock for each share of former Wachovia common stock you forward.

  In addition, you will receive either the cash payment or the DEPs, in each case as you choose, for each of the shares of former Wachovia common stock that you own.

  You also confirm the tax identification number that has been provided on the transmittal letter is correct and that you have complied with all the requirements stated in the instructions. Please note that if your shares of the former Wachovia are held in a joint account then signatures of both owners are required.

What if I don't choose between the DEPs and the 48c?

  If you do not indicate your choice in the transmittal letter (or if, in the reasonable discretion of our exchange agent or us, your election is defective in some way), you will be deemed to have elected the cash payment. Failure to send in the transmittal letter and related documents will delay your actual receipt of the new Wachovia common shares, DEPs or cash payment, cash for fractional shares and any dividends paid on new Wachovia common stock and the DEPs, as applicable.

  Also, failure to return a completed transmittal letter could cause you to lose the new Wachovia common shares, DEPs, cash payment, cash for fractional shares and any dividends paid on new Wachovia common stock and the DEPs, as applicable, pursuant to applicable North Carolina laws on abandoned property, escheat or similar laws.

Can I split my election between the DEPs and the 48c?

  Yes. Indicate on the transmittal letter the number of shares for which you would like to receive DEPs and the number of shares for which you would like to receive the cash payment. However, the election with regard to each single share cannot be split between DEPs and cash.

Can I change or revoke my choice between the DEPs and the 48c?

  No. Your choice in the transmittal letter is final.

What happens if I do not make an election by November 30, 2001?

  Missing the election deadline will be treated the same as failing to make an election. You will be deemed to have elected the cash payment.

When can I expect to receive my new Wachovia common stock certificates, DEPs stock certificates or cash?

  You should receive your new Wachovia common stock certificates, DEPs stock certificates or the cash payment and cash for fractional shares within 15 business days after our exchange agent receives ALL of your certificates of the former Wachovia and the properly completed transmittal letter.

Do I have to send in my old Wachovia stock certificate(s)?

  Yes. You must return all of your certificates of the former Wachovia with your properly completed transmittal letter.

What if I cannot locate my stock certificate(s)?

  If you cannot locate your former Wachovia stock certificate(s), you must check the box located on page 1 of the transmittal letter. The exchange agent will forward information to you regarding replacement of the lost certificate(s). Even if you have lost your certificate(s) of the former Wachovia, please complete the Election Form on page 2 of the transmittal letter.

Are there any fees associated with the exchange of my former Wachovia shares?

  No. However, you may incur fees if you need to replace missing stock certificate(s) or if you choose to purchase insurance for your package from the post office.

  We highly recommend that you insure your package when mailing in your certificates for exchange.

What if I own shares with a bank or brokerage firm as well as hold certificates of the former Wachovia common stock?

  If you also hold shares of the former Wachovia with a bank or broker, you do not need to do anything in order to exchange those shares.

  You will receive an additional package from us with instructions notifying you that your broker should contact you in order to allow you to elect to receive the cash payment or DEPs for the shares that they hold for your benefit.

  It is very important that you contact them in order to make your election for either the cash payment or the DEPs for shares for which you do not hold certificates. Filling out the election form for the shares that you hold in your name will not ensure that an election is made for shares held by a bank or broker. If you have additional questions after reviewing those documents, please contact your broker or one of the numbers listed in those documents.

What is the ticker symbol for the new Wachovia?

  The ticker symbol for the new Wachovia is WB, and new Wachovia common stock is listed on the New York Stock Exchange. Information about the stock (performance versus a year ago, 52-week highs and lows, etc.) is First Union's historical information and is picked up automatically by the Wall Street Journal and other providers of financial data.

How do I change my address on the transmittal letter?

  You should cross out any incorrect address information that is displayed in the section titled "Description of Former Wachovia Common Stock Certificates Delivered" on page 1 of the transmittal letter. Clearly print your correct address in the place beside the printed information. If you would like to receive your new Wachovia common shares, cash payment or DEPs, and fractional share check(s) at a different address from that displayed in "Description of Former Wachovia Common Stock Certificates Delivered", you must complete the requested information in "Special Delivery Instructions" on page 3 of the transmittal letter.

What do I do if I want to change the name on my account, or I want to have my check made payable to someone else, or the owner or co-owner of the shares is deceased?

  Please see Step 5 of the Instructions to the transmittal letter in order to transfer the new Wachovia common shares, cash payment, DEPs and/or fractional share check(s) to someone else. You will be responsible for any taxes arising from any of those changes.

Who do I call if I have additional questions?

  If you have any additional questions not covered in this supplement, there are two toll-free numbers available to assist you, the Shareholder Hotline and the number for the Exchange Agent. The Shareholder Hotline may be more useful for unusual or non-routine questions or concerns, and the Exchange Agent number may be more useful for routine matters of stock administration (including questions concerning the exchange process).

  Toll-free Shareholder Hotline: If you have any questions about the election between DEPs and cash, the merger or any other general issues not addressed by the Exchange Agent (below), please call our toll-free Shareholder Hotline at 1-866-883-0789. This center will be open 9 a.m. to 5 p.m., Eastern time, Monday through Friday.

  Toll-free Number for Exchange Agent: If you have specific questions concerning the following administrative issues, please call our Exchange Agent, First Union National Bank, at 1-888-257-9919; 9 a.m. to 5 p.m., Eastern time, Monday through Friday.

  .  Help in completing your transmittal letter

  .  Lost stock certificates

  .  Address, registration or name changes

  .  Sign up for direct deposit of dividends or change direct deposit amounts

  . Sign up for the Dividend Reinvestment and Stock Purchase Plan (DRIP); requests for DRIP prospectuses; other questions related to the DRIP (members in the former Wachovia DRIP will automatically be enrolled in the new Wachovia DRIP and will soon receive a new DRIP prospectus)

  .  Shares you may still hold for companies acquired by Former Wachovia

  .  Other account maintenance-related questions

  You may also access additional information for shareholders through our interim Investor Relations website at http://wachovia.firstunion.com.

                            DESCRIPTION OF THE DEPS

  The following summary is a more complete description of the material terms of the DEPs but does not purport to be complete, and it is qualified in its entirety by reference to the applicable provisions of North Carolina law and the articles of incorporation and by-laws of the new Wachovia.

  The new Wachovia is authorized to issue up to 500,000,000 DEPs, no par value. The board of directors of the new Wachovia is authorized to issue the DEPs solely as consideration to holders of former Wachovia common stock.

  Election. In connection with the merger, former Wachovia shareholders have the right to choose either (1) a one-time cash payment of 48c per Wachovia common share or (2) two DEPs per Wachovia common share. If you are a former Wachovia shareholder and do not indicate a choice, you will receive the 48c per Wachovia common share cash payment.

  Ranking Upon Dividend Declaration and Upon Liquidation or Dissolution. With regard to the receipt of dividends, the DEPs will rank junior to any class or series of preferred stock established by the new Wachovia's board of directors and will rank equally with the common stock of the new Wachovia. With regard to distributions upon liquidation or dissolution of the new Wachovia, the DEPs will rank junior to any class or series of preferred stock established by the new Wachovia's board of directors and will rank senior to the common stock for the 1c liquidation preference described below.

  Cancellation. DEPs that are redeemed, purchased or otherwise acquired by the new Wachovia or any of its subsidiaries will be cancelled and may not be reissued.

  Dividends. Subject to the rights of holders of any preferred stock outstanding, holders of DEPs will be entitled to receive dividends or distributions on DEPs that the board of directors of the new Wachovia declares out of funds legally available for these payments, on the date in each fiscal quarter that regular quarterly dividends are payable on the common stock, and if no common stock dividend is paid in a quarter, the dividend on the DEPs for that quarter will be paid on the last day of the third month of that quarter. The payment of distributions by the new Wachovia will be subject to the restrictions of North Carolina law applicable to the declaration of distributions by a corporation. Under North Carolina law, a corporation may not make a distribution if as a result of the distribution the company would not be able to pay its debts, or its assets would not exceed its liabilities plus the amount needed to satisfy any preferential rights preferred shareholders would have if the company were to be dissolved at the time of the distribution.

  If the amount payable in cash as a dividend per share of the new Wachovia's common stock in a particular fiscal quarter is less than 30c, then the holder of one DEP will be entitled to receive the difference between the amount payable per common share and 30c. No amount of dividend will be paid on any DEPs in any particular quarter if the regular dividend declared on a share of the new Wachovia's common stock is greater than or equal to 30c. The DEPs will be entitled to cumulative dividends, so that the failure of the board to declare a dividend in any quarter will result in that dividend's accrual. However, a failure to pay dividends on the DEPs will not prevent the new Wachovia from paying future dividends on the common stock. No interest will be payable in respect of accrued but unpaid dividends.

  Expiration of Dividend Rights. The dividend rights of the DEPs will expire immediately after the date upon which a regular quarterly dividend on the new Wachovia's common stock was paid if the amount paid per share for that quarter plus the total amount of regular quarterly dividends paid per share on the new Wachovia's common stock for the three quarters immediately preceding that date is equal to or greater than $1.20, and all accrued dividends have been paid in full. After that date, holders of DEPs will not be entitled to any dividends on those shares, regardless of whether any DEPs remain outstanding.

  Assets Upon Dissolution. In the event of liquidation, holders of DEPs will be entitled to receive, before any distribution is made to the holders of common stock or any other junior stock, but after any distribution to any class or series of preferred stock established by the new Wachovia's board of directors after completion of the merger, an amount equal to 1c per DEP, together with any accrued and unpaid dividends. The holders of DEPs will have no other right or claim to any of the remaining assets of the new Wachovia.

  Redemption, Conversion and Exchange. The DEPs will not be convertible or exchangeable. The DEPs may be redeemed, at the new Wachovia's option and with 30 to 60 days prior notice, after December 31, 2021, for an amount equal to 1c per DEP, together with any accrued and unpaid dividends.

  Voting Rights. Holders of DEPs will not have voting rights, except those required by applicable law or the rules of a securities exchange or quotation system on which the DEPs may be listed or quoted.

                      WHERE YOU CAN FIND MORE INFORMATION

  The SEC allows us to "incorporate by reference" information into this supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this supplement, except for information that is superseded by information that is included directly in this supplement.

  This supplement incorporates by reference the joint proxy statement/prospectus, dated June 27, 2001, of First Union and former Wachovia. In addition, it incorporates by reference the registration statement on Form S-4 filed by First Union with the SEC under the Securities Act that registers the shares of common stock and DEPs issued in the merger. The date of the registration statement is June 27, 2001.

  This supplement also incorporates by reference the documents listed below that First Union and former Wachovia previously filed with the SEC. These documents contain important information about the companies and their financial condition.

Former Wachovia Filings   Period or Date Filed    First Union Filings    Period or Date Filed
-----------------------   --------------------    -------------------    --------------------
Annual Report on Form    Year ended December    Annual Report on Form   Year ended December
 10-K.................   31, 2000                10-K.................  31, 2000

Quarterly Report on      Quarter ended March    Quarterly Report on     Quarter ended March
 Form 10-Q............   31, 2001 (as amended    Form 10-Q............  31, 2001 (as amended
                         on June 26, 2001) and                          on June 26, 2001) and
                         Quarter ended June                             Quarter ended June
                         30, 2001                                       30, 2001

Current Reports on       January 17, 2001,      Current Reports on      January 18, 2001,
 Form 8-K.............   February 6, 2001,       Form 8-K.............  April 16, 2001 (as
                         March 29, 2001, March                          amended on June 25,
                         30, 2001 (two reports                          2001), May 3, 2001,
                         filed on this date),                           May 15, 2001 (as
                         April 9, 2001, April                           amended on June 25,
                         17, 2001, April 19,                            2001), July 12, 2001,
                         2001, May 1, 2001,                             July 20, 2001, July
                         July 11, 2001, July                            23, 2001, August 30,
                         23, 2001, July 31,                             2001 and September 6,
                         2001 and August 30,                            2001
                         2001

                                                The description of
                                                First Union common
                                                stock set forth in the
                                                registration statement
                                                on Form 8-Al2B filed
                                                pursuant to Section 12
                                                of the Securities
                                                Exchange Act of 1934,
                                                as amended, including
                                                any amendment or
                                                report filed with the
                                                SEC for the purpose of
                                                updating this
                                                description.

                                                The description of the
                                                rights agreement,
                                                contained in a
                                                registration statement
                                                on Form 8-A filed
                                                pursuant to Section 12
                                                of the Exchange Act,
                                                including any
                                                amendment or report
                                                filed with the SEC for
                                                the purpose of
                                                updating this
                                                description.

                                                The description of the
                                                DEPs set forth on Form
                                                8-A12G, filed pursuant
                                                to Section 12 of the
                                                Exchange Act on August
                                                24, 2001, including
                                                any amendment or
                                                report filed with the
                                                SEC for the purpose of
                                                updating this
                                                description.

  This supplement also incorporates by reference additional documents that we may file with the SEC from the date of this supplement to November 30, 2001. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

  You can obtain any of the documents incorporated by reference in this document from the SEC. Documents filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the SEC: Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of this material also can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and from a web site maintained by the SEC on the world wide web that contains reports, proxy and information statements and other information with respect to registrants, such as First Union and Wachovia. The SEC's address on the world wide web is "http://www.sec.gov".

  In addition, you can inspect documents, reports, proxy statements and other information incorporated by reference in this document at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

  You can also obtain any of the documents incorporated by reference in this document from us, without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document, by requesting them in writing or by telephone at the following address:

                              Investor Relations
                            One First Union Center
                        Charlotte, North Carolina 28288
                           Telephone: (704) 374-6782